      As filed with the Securities and Exchange Commission on May 20, 1999
                                                            Registration No. 333
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             ------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

             ------------------------------------------------------

                           FIRST ALBANY COMPANIES INC.
               (Exact name of issuer as specified in its charter)

                New York                               22-2655804
      (State of Incorporation)             (I.R.S. Employer Identification No.)

                               30 S. Pearl Street
                           Albany, New York 12207-1599
                                 (518) 447-8500
          (Address and telephone number of principal executive offices)

                           FIRST ALBANY COMPANIES INC.
                          1999 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                              Stephen P. Wink, Esq.
                          Secretary and General Counsel
                           First Albany Companies Inc.
                               30 S. Pearl Street
                           Albany, New York 12207-1599
                                 (518) 447-8500
            (Name, address and telephone number of agent for service)

                                   Copies to:
                       Milbank, Tweed, Hadley & McCloy LLP
                            One Chase Manhattan Plaza
                            New York, New York 10005
                                 (212) 530-5000
                       Attention: Howard S. Kelberg, Esq.

                         CALCULATION OF REGISTRATION FEE

---------------------------- --------------------- ------------------------ ----------------------- ------------------
 Title of Securities to be       Amount to be         Proposed Maximum         Proposed Maximum         Amount of
        Registered                Registered         Offering Price Per       Aggregate Offering    Registration Fee
                                                            Share                   Price
---------------------------- --------------------- ------------------------ ----------------------- ------------------
       Common Stock             800,000 shares            $14.1875               $11,350,000            $3,155.30
      ($.01 par value)
---------------------------- --------------------- ------------------------ ----------------------- ------------------

* The proposed maximum aggregate offering price listed above has been determined pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and represents (i) the aggregate exercise price of all options to acquire any of the above-registered shares granted under the Plan as of the Effective Date of this registration, plus (ii) the product of the remaining shares registered hereunder available for future grant under the Plan multiplied by a per share price of $14.1875 the average price of First Albany Companies Inc. Common Stock on the NASDAQ NMS on May 13, 1999.

                                     PART I

ITEM 1.  PLAN INFORMATION

                  This Registration Statement relates to the registration of 800,000 shares of Common Stock, $.01 par value, of FIRST ALBANY COMPANIES INC. (the "Registrant") for issuance under the First Albany Companies Inc. 1999 Long-Term Incentive Plan (the "Plan"). Documents containing the information required by Part I of the Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                  The Registrant will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this Registration Statement (pursuant to Item 3 of Part II below). Such requests should be directed to the Secretary, First Albany Companies Inc., 30 S. Pearl Street, Albany, New York 12207-1599 (telephone: (518) 447-8500).

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents which have been filed by First Albany Companies Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, are incorporated by reference herein and shall be deemed to be a part hereof:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         2. The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1999.

         3. The description of the Company's Capital Stock contained in the registration statement on Form 8A filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year

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
shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

                  The Common Stock being registered hereunder has been registered pursuant to Section 12 of the Exchange Act and a description of the Common Stock is contained in the Exchange Act registration statement which has been filed with the Commission.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Article 6.07 of the Company's By-Laws permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

                  Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Company is entitled under the Business Corporation Law of the State of New York (Sections 721 through 726), which provides for indemnification by a Corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  See Exhibit Index on page 8.

ITEM 9.  UNDERTAKINGS.

(1)      The Company hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective

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
                  amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the above-mentioned provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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
                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany and the State of New York, on May 19, 1999.

                                             FIRST ALBANY COMPANIES INC.

                                             By: /s/ George C. McNamee
                                                --------------------------------
                                                     George C. McNamee
                                                     Chairman and
                                                      Co-Chief Executive Officer

                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby severally constitutes and appoints George C. McNamee and Alan P. Goldberg and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to the said registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

         SIGNATURE                               TITLE                                  DATE
         ---------                               -----                                  ----
/s/ George C. McNamee                     Chairman and                               May 19, 1999
--------------------------------          Co-Chief Executive Officer
George C. McNamee


/s/ Alan P. Goldberg                      President and Co-Chief                     May 19, 1999
--------------------------------          Executive Officer
Alan P. Goldberg


/s/ Hugh A. Johnson, Jr.                  Senior Vice-President,                     May 19, 1999
--------------------------------          and Chief Investment
Hugh A. Johnson, Jr.                      Officer


/s/ Timothy R. Welles                     Vice President and                         May 19, 1999
--------------------------------          Chief Financial Officer
Timothy R. Welles


/s/ Stephen P. Wink                       Secretary and General                      May 19, 1999
--------------------------------          Counsel
Stephen P. Wink


/s/ Peter Barton                          Director                                   May 19, 1999
--------------------------------
Peter Barton


/s/ J. Anthony Boeckh, Ph.D.              Director                                   May 19, 1999
--------------------------------
J. Anthony Boeckh, Ph.D.


/s/ Walter M. Fiederowicz                 Director                                   May 19, 1999
--------------------------------
Walter M. Fiederowicz

/s/ Daniel V. McNamee, III                Director                                   May 19, 1999
------------------------------
Daniel V. McNamee, III

/s/ Charles L. Schwager                   Director                                   May 19, 1999
------------------------------
Charles L. Schwager


/s/ Benaree P. Wiley                      Director                                   May 19, 1999
------------------------------
Benaree P. Wiley


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
                                  EXHIBIT INDEX

Exhibit No.                           Description
-----------                           -----------
4(a)              Amended and Restated Certificate of Incorporation of the
                  Company (incorporated by reference to Exhibit 3.1a to the
                  Company's Annual Report on Form 10-K for the year ended
                  December 31, 1998, Commission File No. 33-1353).

4(b) By-laws of the Company, as amended, (incorporated by reference to Exhibit 3.2d to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, Commission File No.
                  33-1353).

5(a) Opinion of Company's General Counsel as to legality of securities offered under the Plan.

5(b)               Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the
                  legality of the Company's Common Stock.

23(a) Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the Opinion filed as Exhibit 5 hereto).

23(b)             Consent of PricewaterhouseCoopers LLP, independent auditors.

24                Power of Attorney (set forth on the signature page hereof).

99(a)             First Albany Companies Inc. 1999 Long-Term Incentive Plan


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